UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

Current Report
Pursuant To Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 24, 2010
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OCWEN FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)
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Florida	1-13219	65-0039856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
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1661 Worthington Road
Suite 100
West Palm Beach, Florida 33409
(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 682-8000

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.            Other Events

As previously disclosed in Note 25, page 36 of Ocwen Financial Corporation's Form 10-Q filed on August 4, 2010, a trial was held commencing on September 13, 2010 on the case brought by Cartel Asset Management, Inc. (Cartel) against Ocwen Loan Servicing, LLC, as the successor-in-interest for Ocwen Federal Bank FSB (the Bank), and Ocwen Financial Corporation (Ocwen), as guarantor of the Bank's obligations. The matter is not connected with Ocwen's current servicing business, but rather, involves a prior business operation where a former real estate valuation vendor alleged the misappropriation of trade secrets and contract-related claims. Ocwen was advised today that a jury returned a verdict on damages in the amount of $12.7 million in the case, which includes actual and punitive damages. The verdict does not include interest or plaintiffs legal fees which may also be payable by Ocwen. Ocwen is evaluating post-verdict legal remedies in connection with the verdict.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCWEN FINANCIAL CORPORATION

By:	/s/ John Van Vlack
John Van Vlack Executive Vice President, Chief Financial Officer and Chief Accounting Officer
(On behalf of the Registrant and as its principal financial officer)

DATE: September 24, 2010